                                                                   EXHIBIT 10.56

                             SALE OF CHATTEL PAPER
                            AND SECURITY AGREEMENT
                            ----------------------

     This Sale of Chattel Paper and Security Agreement dated as of __________________, 1996, by and among UJB Leasing Corporation, a New Jersey Corporation ("UJB"), having its principal place of business located at 25 East Salem Street, Hackensack, New Jersey 07602 and BankVest Capital Corp., a Massachusetts Corporation ("Seller"), with its principal place of business at 114 Turnpike Road, Westborough, Massachusetts 01581.

                               R E C I T A L S:
                               ---------------

     A. Seller is engaged in the business of, among other things, providing equipment leasing services.

     B. Seller desires to sell and UJB desires to purchase, from time to time, on the terms and conditions set forth herein, equipment lease paper for an aggregate purchase price not to exceed TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000).

     NOW, THEREFORE, in consideration of these premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                       I

                                  DEFINITIONS
                                  -----------

     The following terms, and all other capitalized terms when used in this Agreement, shall have the meanings assigned to them herein unless the context otherwise requires:

     1.1 "Agreement" shall mean this Sale of Chattel Paper and Security Agreement, as the same may be modified, amended or restated from time to time in the manner provided herein.

     1.2 "Assignment" shall mean the instrument entitled "Sale and Assignment of Chattel Paper" evidencing the sale, assignment and transfer of an Item of Paper by Seller to UJB, incorporating the terms of this Agreement, substantially in the form of Exhibit "A" annexed hereto.

     1.3  "Collateral" shall have the meaning assigned to such term in Section
3.1 hereof.

     1.4 "Credit Package" shall mean the documents submitted by the Seller to UJB for review and credit approval relating to each Item of Paper, which documents shall include a completed loan application, credit bureau report, financial statements, tax returns, credit references, bank references and other information and documentation of a similar nature to enable UJB to determine the creditworthiness of a Debtor, Guarantor or Pledgor and the Debtor's, Guarantor's and Pledgor's financial ability to satisfy the Debtor Obligations.

     1.5 "Debtor" shall mean the obligor under an Item of Paper and its successors and assigns.

     1.6 "Debtor Obligations" shall mean: (a) the unpaid balance of monies due or to become due under an Item of Paper, including all extensions or modifications or substitutions thereof, and (b) all other obligations of a Debtor pursuant to such Paper.

     1.7  "Defaulted Paper" shall have the meaning assigned to such term in
Section 11.2 hereof.

     1.8  Intentionally Omitted.

     1.9 "Equipment" shall mean all the machinery, equipment, motor vehicles, furniture and fixtures, or other tangible personal property identified and described in an Item of Paper, together with all parts and attachments, accessions, accessories and additions, that at the time of delivery of an Assignment or thereafter is affixed or related thereto, and all substitutions and replacements thereof, wherever located.

     1.10 "Event of Default" shall mean the occurrence of any of the events described in Section X hereof.

     1.11 "Financing Statement(s)" shall mean the financing statement(s) required to be filed or recorded pursuant to the UCC in any recording office(s) in order to perfect the security interest granted to a Seller and UJB pursuant to the Item of Paper and this Agreement.

     1.12 "Guarantor" shall mean any person or entity guaranteeing any of the Debtor Obligations.

     1.13 "Paper" or "Item of Paper" shall refer to any equipment lease, installment sale contract, or other chattel paper sold, assigned and transferred by Seller to UJB pursuant to an Assignment between Seller or another party, and a Debtor, including any schedules, amendments, addenda, substitutions, extensions, renewals or modifications thereto, and all purchase options, renewal options, guarantees, security agreements, pledge agreements and other agreements, documents and instruments relating thereto.

     1.14 "Pledgor" shall mean any person or entity pledging any collateral as security for any of the Debtor Obligations.

     1.15 "Purchase Expiration Date" shall mean the one year anniversary of the date of this Agreement.

     1.16 "Purchase Price" shall mean the amount paid by UJB to Seller for an Item of Paper, which shall equal the total of the rental or installment payments remaining due for an Item of Paper (exclusive of sales or use taxes) present valued based on the remaining term of that Item of Paper at the Quoted Rate.

     1.17 "Quoted Rate" shall mean the interest rate quoted by UJB to Seller with respect to an Item of Paper offered for sale hereunder.

     1.18 "Replacement Paper" shall have the meaning assigned to such term in
Section 11.2 hereof.

     1.19 "Repurchase Price" shall have the meaning assigned to such term in
Section 11.1 hereof.

     1.20 "Sale Documents" shall mean the Term Sheet, this Agreement, the Financing Statements, the Incumbency Certificate, the Corporate Resolutions, the Estoppel Certificate, the Opinion Letter and all other documents of every kind and nature submitted and/or executed in connection with this Agreement, whether executed contemporaneously herewith or at any other time, together with all amendments, substitutions, supplements, replacements or modifications to any or all of them.

     1.21 "Seller's Obligations" shall mean all obligations of Seller and all extensions and renewals thereof or as same may be modified or amended, of every nature owed at any time to UJB, whether now existing or hereafter incurred, direct or contingent, pursuant to the terms of this Agreement or any Assignment, including, but not limited to the Repurchase Price owed with respect to any Item of Paper.

     1.22 "Servicing Agent" shall mean the entity selected by Seller and approved by UJB to act as the servicing agent pursuant to the Servicing Agreement and any approved substitute or replacement thereof.

     1.23 "Servicing Agreement" shall mean the agreement entered into between the Seller and the Servicing Agent to service the Paper as more particularly set forth in Section IX hereof, together with any renewals, extensions, modifications or substitutions thereof.

     1.24 "Term Sheet" shall mean that certain term sheet dated November 2, 1995, issued by UJB to the Seller.

     1.25 "UCC" shall mean the Uniform Commercial Code as same may be amended from time to time.

     1.26 "Ultimate Net Loss" shall have the meaning assigned to such term in
Section XIV hereof.

     1.27 "Uninsured Equipment" shall the meaning assigned to such term in
Section 6.5 hereof.

     1.28 "Unperfected Equipment" shall have the meaning assigned to such term in Section 6.3 hereof.


                                      II

                      SALE AND PURCHASE OF PAPER; FUNDING
                      -----------------------------------

     2.1 Subject to the terms and conditions set forth herein and the funding limitations as set forth in the Term Sheet, Seller agrees to offer to sell to UJB Items of Paper from and after the date hereof until the Purchase Expiration Date. In connection with each Item of Paper offered to UJB by Seller hereunder, Seller shall submit complete Credit Packages to UJB for review. UJB shall, in its sole and absolute discretion, purchase such Items of Paper that are acceptable to it. UJB shall be under no obligation to purchase any Paper offered by Seller, and the purchase by UJB of any Item of Paper shall not obligate UJB to purchase any other Item of Paper. UJB shall not be required to purchase any Item of Paper or Items of Paper unless the Purchase Price therefor is at least equal to $500,000. UJB shall advise Seller whether it intends to purchase a particular Item of Paper and with respect to each Item of Paper that UJB elects to purchase, UJB shall advise the Seller of the Quoted Rate, which Quoted Rate shall remain valid for a period of thirty (30) days from the date that UJB notifies the Seller of its decision with respect to such Item of Paper. If any Item of Paper is not sold to UJB within said thirty (30) day period as aforesaid, UJB reserves the right to withdraw its acceptance of the offer to purchase the said Item of Paper without notice, to be exercised in its sole and absolute discretion. The Quoted Rate shall be set from time to time by UJB in its sole and absolute discretion and is not necessarily tied to any external or internal index or rate, nor is it tied to or related to rates quoted to any other customer of UJB. Any approval to purchase an Item of Paper shall be subject to the terms and conditions contained in said approval.

     2.2 Notwithstanding anything contained herein to the contrary, UJB shall not be obligated to purchase any Paper in respect of a Debtor previously approved if:

          (a) the provisions contained in the submitted Item of Paper deviate in any respect from the terms on which UJB based its credit approval;

          (b) there shall have been a material adverse change in the financial condition or operations of the Seller or the proposed Debtor;

          (c) there shall be any claim, action, litigation or proceeding pending or threatened against Seller or the proposed Debtor or Guarantor or Pledgor that, if adversely determined, could cause a material adverse change in the financial condition or operations of Seller or the proposed Debtor, Guarantor or Pledgor; or

          (d) the date of the original credit approval is more than thirty (30) days prior to the date of the delivery of the documents specified in Section 2.3 hereof and the Debtor's credit is not reapproved.

     2.3 Prior to and as a condition precedent to the purchase of each Item of Paper hereunder, Seller shall deliver, in form and substance satisfactory to UJB, the following:

          (a) the duly executed, complete and sole original counterpart number one of the Paper, marked "Original";

          (b) a delivery and acceptance certificate for the Equipment executed by Debtor;

          (c) an Assignment substantially in the form of Exhibit A, completed and duly executed by Seller;

          (d) the acknowledgment and secured creditor's copies of the filed Financing Statements and/or unfiled assignments thereof in favor of UJB;


          (e) original bills of sale, or other proof or evidence of ownership of the Equipment acceptable to UJB, together with proof of payment in full thereof;

          (f) original vehicle titles, where applicable, naming UJB as sole lienholder;

          (g) evidence of insurance coverage relating to the Equipment, covering such risks and in such amounts and with such insurers as are reasonably acceptable to UJB; and

          (h) such other documents as UJB may reasonably request, including but not limited to corporate resolutions, incumbency certificates, good standing certificates, landlord/mortgagee waivers and acknowledgments of the assignment executed and delivered by the Debtor.

     2.4 If UJB purchases an Item of Paper, UJB shall pay the Purchase Price to Seller. In the event UJB declines to purchase a particular Item of Paper and Seller declines to extend credit to the Debtor and/or consummate said lease, installment sale contract or other transaction, the Seller shall, if required by applicable law, provide the Debtor with a declination notice or other appropriate notification, all in conformity with federal and state laws and regulations.

     2.5 If the Seller has received any payments from a Debtor relating to any Item of Paper purchased by UJB pursuant to the terms hereof, the Seller shall provide a certificate verifying the current balance due under that Item of Paper, the date and amount of each such payments received by Seller and the application of said payments by Seller, together with such other information as may be requested by UJB.

     2.6 In the event that all or any portion of the Purchase Price is required to be returned to a Debtor or someone making a claim by or on behalf of the Debtor or the Debtor's creditors, as a result of order, judgment or settlement (or similar disposition) issued by a court or tribunal of competent jurisdiction or resulting from a claim made in such court or tribunal, the Seller shall, upon demand of UJB, immediately return all or any portion of the Purchase Price required to be returned. The provisions of this subsection shall survive the termination of this Agreement.

     2.7 (a) UJB shall submit monthly invoices to the Seller, which invoices shall reflect the aggregate sum contractually due to UJB pursuant to the Item(s) of Paper purchased by UJB hereunder and the due date(s) of each such monthly payment. The Seller agrees to pay and shall pay to UJB the required monthly installments on or before the due dates noted in the invoices. Any failure or delay in submitting said invoices shall not relieve Seller of its obligation to pay the monthly installment payments to UJB or impair, in any manner, UJB's right to receive said payments.

          (b) Provided no Event of Default has occurred or is continuing hereunder, payments made to the Servicing Agent by or on behalf of the Debtors shall be turned over to Seller. Upon the occurrence or continuance of an Event of Default hereunder, Seller's right to continue to receive payments from the Servicing Agent shall be subject to termination, at UJB's sole and absolute discretion. UJB shall then have the right to direct the Servicing Agent to turn over any and all payments it receives from or on behalf of the Debtors of the Items of Paper purchased by UJB hereunder to UJB pursuant to the provisions of
Section 9 hereof, or as otherwise directed by UJB.


                                      III

                               SECURITY INTEREST
                               -----------------

     3.1 To secure the payment and performance of the Seller's Obligations and the Debtor Obligations, Seller hereby grants, assigns and conveys to UJB the following security interests:

          (a) a valid first perfected purchase money security interest in the Equipment covered by each Item of Paper purchased by UJB pursuant to this Agreement and all proceeds and products thereof in any form whatsoever;

          (b) all books, records, ledger cards and other property and general intangibles, files, correspondence, computer programs, tapes, disks, and related data processing software owned by the Seller or the Debtor or in which the Seller or the Debtor have an interest at any time evidencing or in any way related to the Paper and the Equipment;

          (c) any claims of the Seller or Debtor against third parties for loss or damage to, or destruction of, any and all of the Equipment, all guaranties, security and liens for payment of any Paper, and documents of title, policies, certificates of insurance, insurance proceeds, securities, chattel paper and other documents and instruments evidencing or pertaining thereto; and

          (d) any and all assets of the Seller now or hereafter held or received by or in transit to UJB from or for UJB, or which may now or hereafter be in the possession of UJB, or as to which UJB may now or hereafter control possession, by documents of title or otherwise, whether for safekeeping, custody, pledge, transmission, election or otherwise, and any and all deposits, general or special, balances, sums, proceeds and credits of Seller and all rights and remedies which Seller might exercise with respect to any of the foregoing but for the execution of this Agreement.

     The aforesaid items (a-d) shall collectively be hereinafter sometimes referred to as the "Collateral". The Collateral shall also include, as applicable, all additions, substitutions, extensions, repairs and replacements thereto.

     3.2 This Agreement shall be effective as a security agreement as that term is used in UCC as enacted in the State of New Jersey.

     3.3 Notwithstanding anything contained herein to the contrary, Seller shall, in conjunction with UJB's purchase of each Item of Paper, execute and deliver to UJB unfiled UCC assignment of financing statement forms ("UCC3s") assigning to UJB Seller's security interest in and to the Equipment and the Item of Paper. UJB shall, in its sole and absolute discretion, and at its expense, and at any time, file all or any of said UCC3s.


                                      IV

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
               -------------------------------------------------

     To induce UJB to enter into this Agreement, the Seller represents, warrants and covenants to UJB, which representations, warranties and covenants shall survive the execution, delivery, performance and termination of this Agreement, as of the date of this Agreement and as of the date of the delivery of each Assignment with respect to such Assignment, the Paper transferred thereby, the Debtor and the Equipment:

     4.1 Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and is duly qualified and authorized to do business in each State wherein the conduct of its business or the ownership of its property would require such qualification or license or where failure to so qualify would have an adverse effect on the enforceability of Seller's rights under any Item of Paper or its interests in any Equipment or would materially impair its ability to perform its obligations under this Agreement. Seller has the power to execute, deliver and carry out the terms of this Agreement and its board of directors has duly authorized and approved the terms of this Agreement, the other Sale Documents and the taking of any and all action contemplated hereunder or thereunder by the Seller.

     4.2 The execution of this Agreement and the other Sale Documents and every other instrument or document required to be executed in accordance herewith or therewith, or which UJB may deem advisable in connection herewith, does not violate any provisions of the Seller's

Articles of Incorporation or By-Laws, or of any agreement or undertaking to which Seller is a party or by which the Seller is bound in any fashion.

     4.3 Seller has taken all action required by law to validate and make this Agreement and to enter into the other Sale Documents and any other documents required in connection herewith, as evidenced by the incumbency certificate and corporate resolution executed and delivered to UJB contemporaneously herewith.

     4.4 The Seller has, and at all times will have, good and marketable title in and to the Paper and the Collateral (or, with respect to the Equipment, has a valid first priority purchase money security interest therein). No other person has or will have any right, title, interest, claim or lien therein, thereon or thereto, other than the interest of the Debtor pursuant to the related Item of Paper. The Paper and the Collateral will remain free and clear of any lien except the liens granted to UJB hereunder, which liens to UJB shall be at all times first and prior on the Collateral.

     4.5 Subject to the provisions of Section 3.3 above, Seller agrees, at its own expense, to execute the Financing Statements or continuation statements required by the UCC, together with any and all other instruments or documents and take such other action including delivery as may be required to perfect or maintain UJB's security interest in the Collateral and/or ownership interest in the Paper and, unless prohibited by law, Seller hereby authorizes UJB to execute and file any such financing statements or continuation statements on Seller's behalf.

     4.6 No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any governmental authority or agency is required with respect to the execution, delivery and performance by Seller of this Agreement or any of the other Sale Documents.

     4.7 There are no actions, suits, or proceedings pending (nor, to the knowledge of Seller, any actions, suits or proceedings threatened, nor is there any basis therefore) against or in any way relating adversely to Seller, the Paper, the Equipment or any other Collateral, and to the best of Seller's knowledge, any Debtor, any Guarantor or any Pledgor.

     4.8 The financial statements of Seller submitted to UJB in connection with the application for the within transactions fairly presents the financial condition of Seller. Seller knows of no liability, direct or contingent, involving significant amounts, not disclosed by or reserved against in said financial statements.

     4.9 There has been no material and adverse change in Seller's condition, financial or otherwise, since the date of the financial statements delivered to UJB.

     4.10 The Seller agrees that it will execute and deliver any other documents or instruments necessary to achieve and maintain at all times in favor of UJB an absolute ownership interest in the Paper and a valid first perfected lien on the Collateral as herein described.

     4.11 All federal, state and other tax returns of Seller required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Seller or its property, income, profits and assessments which are due and payable have been paid. All taxes due to the Federal government, and any taxes or assessments due to any state, county or municipality, have been fully paid and satisfied by the Seller except for current taxes not now due and payable.

     4.12 The Seller's chief executive office, principal place of business and books and records relating to the Paper and the Collateral are located at 114 Turnpike Road, Westborough, Massachusetts (and with respect to the Equipment, is located at the address or addresses noted in the Paper). The Seller will not move its chief executive office, its principal place of business or its books and records referred to herein or change its name, identity or corporate structure without giving UJB at least thirty (30) days prior written notice thereof. Seller further agrees that it will not remove or allow the Debtor to remove any Collateral referred to herein from the addresses where such Collateral is presently located.

     4.13 None of the representations, warranties or statements made to UJB by or on behalf of Seller pursuant hereto or in connection with this Agreement or the transactions contemplated hereby contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

     4.14 All of the Items of Paper are, and will be, legal, valid, binding and enforceable obligations of the parties thereto (without right of set-off or subject to any counterclaims or other defenses) in accordance with the terms thereof, and are not, and will not be subject to any liens, and none of the Items of Paper sold to UJB hereunder are forged or have affixed thereto any unauthorized signatures or have been entered into by any persons without the required legal capacity.

     4.15 No Event of Default (as specified in Section X), and no event which, with a lapse of time or the giving of notice, would constitute an Event of Default, shall have occurred and be continuing and Seller is not presently in violation of any of the representations and warranties herein specified.

     4.16 All statements contained in any certificate, financial statement, legal opinion or other instrument delivered by or on behalf of the Seller pursuant to or in connection with or in any amendment to this Agreement, shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made at and as of the date as of which this Agreement is dated. All representations and warranties made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement or any investigation by UJB.

     4.17 (a) Seller has duly complied with, and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Americans with Disabilities Act, all applicable environmental statutes, and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there have been no outstanding citations, notices or orders of non-compliance issued to Seller or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

          (b) Seller's facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health or safety matters.

     4.18 All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sale and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Seller or the Debtor (if so provided in the particular Item of Paper); if Seller fails to promptly pay any portion thereof when due, UJB may, at its option, but shall not be required to, pay the same, and Seller agrees promptly to reimburse UJB therefore with interest accruing thereon daily at eighteen (18%) percent per annum. All sums so paid or incurred by UJB for any of the foregoing and any and all other sums for which Seller may become liable hereunder and all costs and expenses (including attorney's fees, legal expenses and court costs) which UJB may incur in enforcing or protecting its lien on or rights and interest in the Paper and/or the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or with respect to any of the transactions to be had thereunder, until paid by Seller to UJB with interest at the rate aforesaid, shall be considered as additional indebtedness owing by Seller to UJB hereunder and, as such, shall be secured by all of the said Collateral and the proceeds from the sale thereof and by any and all other collateral, security, assets, reserves or funds of Seller in or coming into the hands or enuring to the benefit of UJB. UJB shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other person whomsoever, but the same shall be at the Seller's or the Debtor's sole risk.

     4.19 As to Seller immediately prior to the date of this Agreement, the present fair salable value of its assets is greater than the amount required to pay its total liabilities, and it is able to pay its debts as they mature or become due. Seller shall maintain such solvent financial condition, giving affect to the Seller's Obligations, as long as Seller is obligated to UJB under this Agreement.

     4.20 Seller has delivered to UJB all material written information in its possession with respect to the Paper, the Debtor, any Guarantor or Pledgor and the Equipment. All statements, documents, instruments, and information representations and warranties made or furnished by Seller to UJB relating to the business and financial affairs of Seller, this Agreement, the Assignment, the Paper, any Debtor, any Guarantor or Pledgor or the Equipment are in all material respects true and complete, and Seller knows of no fact which, if known to UJB, would affect UJB's reliance on any of the foregoing.

                                       V

                   WARRANTIES, REPRESENTATIONS AND COVENANTS
                             RELATING TO THE PAPER
                             ---------------------

     Seller hereby represents, warrants and covenants with respect to each Item of Paper, the Debtor, any Guarantor, any Pledgor, and the Equipment as of the date of this Agreement and as of the date of the delivery of each Assignment with respect to any Item of Paper purchased by UJB hereunder, as follows:

     5.1 Seller is the sole and absolute owner of each Item of Paper and the Equipment (or, with regard to the Equipment, has a valid first perfected purchase money security interest therein) and no interest in the Paper or the Equipment has been sold, leased, assigned, pledged, or otherwise encumbered in any manner whatsoever and no other person, company or entity claims to hold such an interest, except for the interest of the Debtor pursuant to that particular Item of Paper.

     5.2 Each Item of Paper represents a bona fide, genuine, valid, binding and enforceable obligation of the Debtor, any Guarantor and/or Pledgor, as the case may be, enforceable in accordance with its terms, except to the extent that such enforceability may be affected by any bankruptcy, insolvency, reorganization or similar law affecting creditor's rights generally.

     5.3 Each Item of Paper purchased by UJB hereunder was entered into and remains in compliance with all applicable federal, state and local laws and regulations.

     5.4 Seller has the absolute right to: (a) sell and assign the Paper to UJB; and (b) and grant a security interest in and to the Equipment to UJB.

     5.5 Full title and the right to receive all sums due or to become due pursuant to the Paper shall be vested solely in UJB upon Seller's execution and delivery of the Assignment for each Item of Paper so purchased hereunder.

     5.6 The amount stated in the Item of Paper to be due is not past due and will in fact be due and payable at the time or times provided therein and all other sums due or to become pursuant to the Paper are free of all liens and other outstanding rights, counterclaims, encumbrances, claims, rights of recoupment, setoff and defenses of every kind whatsoever, except to the extent that enforceability may be affected by any bankruptcy, insolvency, reorganization or similar law affecting creditor's rights generally.

     5.7 The Paper is an absolute and unconditional obligation of the Debtor, and the Debtor is current on all payments (within 30 days of the last scheduled payment date) owed thereunder and the Debtor is not contesting any of the provisions thereof.

     5.8 The Paper is genuine and what it purports to be and it has not and will not be modified or altered without the prior written consent of UJB.

     5.9 No default on the part of any Debtor, any Guarantor or Pledgor or the Seller has occurred under the terms of the Paper, or under any other agreement between any Debtor, any Guarantor or any Pledgor and Seller. Seller has not and will not sell or make any other assignment of or otherwise encumber the Paper or the Equipment or the rights, privileges or monies or benefits pursuant to the Paper except to UJB hereunder.

     5.10 All signatures, names, addresses, amounts and statements of fact contained in the Paper are genuine, true and correct. Seller shall comply with all of its warranties and obligations with respect to the Paper. The filing, recordation and/or any other action or procedure which is permitted or required by statute or regulation to perfect UJB's title (or security interest) in and to the Paper and the Equipment has been accomplished pursuant to all applicable laws and regulations.

     5.11 Seller has no adverse credit information about any Debtor or any Guarantor or Pledgor which has not been disclosed to and approved by UJB in writing, and Seller has submitted to UJB all available credit information relating to any Debtor, any Guarantor and any Pledgor, whether favorable or unfavorable.

     5.12 There is no litigation or proceeding pending or threatened (in writing) which might, if successful, adversely affect the interest of the Seller and/or UJB with respect to any Item of Paper or the Equipment.

     5.13 Each Item of Paper represents a business transaction and the Equipment is not used or to be used by the Debtor for consumer, family or household purposes. The Paper is not governed by or subject to the regulations set forth in 12 C.F.R. section 226, et .seq.
                          --- ----

     5.14 All representations in the Paper made by Seller were true and correct when made.

     5.15 No default, and no event that, but for the passage of time or the giving of notice or both, would constitute a default, has occurred or is continuing under the provisions of the Paper by either Seller or Debtor.

     5.16 All sums of money previously paid by any Debtor as advance rentals or deposits of security, in whatever form, have been fully disclosed to UJB.

     5.17 Seller has delivered to UJB the sole executed original counterpart of the Paper. Such Item of Paper constitutes the entire agreement of the parties thereto with respect to the Equipment and has not been modified, cancelled or waived in any respect, and there are no other agreements or documents relating to the Paper or the Equipment.

     5.18 Seller has caused all other executed copies of the Paper (including, without limitation, any executed counterpart(s) in the possession of the Debtor) to bear the legend: "Duplicate Copy," "Second Copy," "Lessee Copy" or language of similar import.

     5.19 The representations and warranties made under this Section V shall survive the execution, delivery, performance and termination of this Agreement and shall not be waived by any investigation by UJB relating thereto.


                                      VI

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                           RELATING TO THE EQUIPMENT
                           -------------------------

     Seller hereby represents, warrants and covenants with respect to the Equipment as of the date of this Agreement and as of the date of the delivery of each Assignment with respect to any Item of Paper purchased by UJB hereunder and the Equipment related thereto, as follows:

     6.1 Unless otherwise disclosed to and approved by UJB prior to the delivery of each Assignment, the Equipment is new, has been delivered to and has been unconditionally accepted by the Debtor without dispute or claim and is located at the address(es) specified in the Paper.

     6.2 The Equipment is, and shall remain, personal property regardless of its attachment to real property, in any manner, and is in good working order. Seller has properly made or has caused to be made all required governmental and administrative filings and recordings, if any, and has obtained unconditionally, all permits and approvals (including patent licenses, if any) as necessary to protect the interest of Seller as owner of the Equipment and has or shall, as required by UJB, promptly, at Seller's sole cost and expense, obtain and deliver to UJB waivers, executed by the landlord and/or the mortgagee(s) of the real property where the Equipment is located, of any claim or right to lien, levy or distraint for rent against the Equipment and of any claim of any interest in the Equipment, as fixtures or otherwise, duly executed in form and substance acceptable to UJB in recordable form in accordance with the laws of the state where such real property is located.

     6.3 UJB's security interest in the Equipment is, or will constitute, upon the proper filing or recording of the UCC financing statements delivered by Seller to UJB together with each Assignment, a valid, enforceable and perfected first priority purchase money security interest in the Equipment pursuant to the laws of the jurisdiction where the Equipment is located subject, however, to the provisions of Section 3.3 above, provided, however, with respect to Equipment with an original value of $10,000 or less, no UCC financing statement has or will be filed ("Unperfected Equipment").

     6.4 If a certificate of title or similar certificate is required by law with respect to the Equipment, Seller has obtained such certificate and shall cause any notation thereon to be made in a timely manner to perfect UJB's first priority security interest in the Equipment. Seller has duly filed the UCC Financing Statements which, if Seller's interest in the Equipment were to be deemed a security interest, would perfect a first priority purchase money security interest of Seller in the Equipment in the jurisdiction where the Equipment is located. Acknowledgment copies of these Financing Statements, together with acknowledgment copies of the Financing Statements duly filed to protect UJB's interest in the Paper, have been delivered to UJB with the Assignment, except with regard to the Unperfected Equipment.

     6.5 At the time an Assignment is delivered to UJB, the Equipment is fully insured against loss, fire, theft, damage or destruction from any cause whatsoever in an amount not less than the full replacement cost of the Equipment (without provision for depreciation) and the Debtor maintains additional insurance against injury, loss or damage to persons or property arising out of the use or operation of the Equipment as is customarily maintained by owners of like property, all with insurance companies satisfactory to UJB; provided, however, such insurance shall not be required to be obtained or maintained with respect to Equipment with an original value of $50,000 or less ("Uninsured Equipment").

     6.6 The representations and warranties made under this Section VI shall survive the execution, delivery, performance and termination of this Agreement and shall not be waived by any investigation by UJB relating thereto.


                                      VII

                        AFFIRMATIVE COVENANTS OF SELLER
                        -------------------------------

     Seller hereby covenants and agrees that, so long as Seller's Obligations or any Debtor Obligations with respect to any Item of Paper remain unpaid or unperformed, Seller shall:

     7.1 Within fifteen (15) days after obtaining knowledge thereof, notify UJB, in writing, of each default or any circumstance which might lead to a default pursuant to any Item of Paper or the damage, destruction, loss or theft with regard to the Equipment, or any dispute or claim with regard to any Item of Paper or the Equipment or of any material adverse change in circumstances with respect to matters set forth in the representations, warranties and covenants under Sections IV, V and VI hereof.

     7.2 Promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits and upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any properties of the Seller; except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside.

     7.3 Observe, perform and comply with the covenants, warranties, duties, obligations, terms and conditions required of Seller under each Item of Paper and pursuant to this Agreement, the other Sale Documents and any other agreement or document entered into between Seller and UJB. Nothing contained herein or in any of the other Sale Documents, or any action taken, shall be deemed to release Seller from, or cause UJB to assume, or be liable for, the performance or observance of any of such covenants, warranties, duties or obligations.

     7.4 Seller shall keep proper and detailed books and records with respect to each Item of Paper and the Equipment. At any time and from time to time, upon request by UJB, Seller shall permit representatives of UJB to:

               (a)  Visit and inspect the properties of the Seller,

               (b) Inspect, copy and make extracts from its books and records relating in any way to the Items of Paper purchased hereunder, the Equipment or any other Collateral or in any way relating to this Agreement and/or UJB's rights and remedies hereunder, at any place designated by UJB, and

               (c) Discuss with its officers its respective businesses, assets, liabilities, financial condition, results of operations and business prospects.

     7.5 Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or non-compliance with which would materially and adversely affect: (a) its ability to perform in accordance with the terms and conditions of this Agreement, or (b) any security given to secure the Seller's Obligations or the Debtor Obligations.

     7.6 (a) Cause to be maintained, in full force and effect on the Equipment (except the Uninsured Equipment) insurance in such reasonable amounts and against such customary risks as is satisfactory to UJB, including, but without limitation, fire, theft, burglary, pilferage, loss in transit, boiler, machinery, workman's compensation, liability and hazard insurance. Said insurance policy or policies shall:

                         (i)    Be in a form and with insurers which are
satisfactory to UJB;

                         (ii)   Be for such risks and for such insured values as
UJB or its assigns may require in order to replace the property in the event of actual or constructive total loss;

                         (iii)  Designate UJB and its assignees, as additional
loss payee, as their interests may from time to time appear;

                         (iv)   Contain a "Breach of Warranty" clause whereby
the insurer agrees that a breach of the insuring conditions or any negligence by Seller, the Debtor or any other person shall not invalidate the insurance as to UJB and its assignees;

                         (v)   Provide that they may not be cancelled or
materially altered without thirty (30) days prior notice to UJB and its assignees; and

                         (vi)  Upon demand, be delivered to UJB.

                    (b) Obtain such additional insurance as UJB may reasonably require.

                    (c) In the event of loss or damage, forthwith notify UJB and file proofs of loss with the appropriate insurer. Seller hereby authorizes UJB to endorse any checks or drafts constituting insurance proceeds.

                    (d) Forthwith upon receipt of insurance proceeds endorse and deliver the same to UJB.

                    (e) In no event shall UJB be required to: (i) ascertain the existence of or examine any insurance policy; or (ii) advise Seller or Debtor in the event such insurance coverage shall not comply with the requirements of this Agreement or any other Sale Documents; or (iii) obtain any insurance on the aforementioned risks.

                    (f) Seller hereby directs any insurance company concerned to pay directly to UJB any monies which may become payable to UJB or Seller under such insurance policies, and Seller appoints UJB as attorney-in-fact (which appointment is agreed to be coupled with an interest) to endorse any draft therefore. UJB shall have the right to retain and apply the proceeds of any such insurance, at its election, to reduction of any sums due under the affected Item(s) of Paper or the Seller's Obligations.

     7.7 Seller shall execute and deliver to UJB any assignment, pledge, lien, encumbrance, security agreement, Financing Statement or other documents, in form and substance satisfactory to UJB, as may reasonably be requested by UJB at any time when there are Seller's Obligations or Debtor Obligations unpaid or unperformed in order to effectuate more fully the purposes of this Agreement and/or any other Sale Documents. UJB may, where permitted by law, file such UCC Financial Statements without Seller's signature appearing thereon.

     7.8 Seller shall, subject to the provisions of Section XIV hereof, pay to UJB, upon demand, together with interest at the rate of 18% per annum from the date when incurred or advanced by UJB until repaid by Seller, all costs, expenses or other sums incurred or advanced by UJB to preserve, collect and protect its interest in or realize on the Collateral, and to enforce UJB's rights as against Seller, the Debtor, any Guarantor or Pledgor, or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, including without limitation legal fees, expenses and disbursements incurred by UJB. All such expenses, costs and other sums shall be deemed Seller's Obligations and/or Debtor Obligations secured by the Collateral.

     7.9 All warranties and representations made herein by Seller, and in any other agreements or documents executed and/or delivered by Seller to UJB in connection with this Agreement, will continue to be true and accurate so long as the Seller's Obligations and the Debtor Obligations remain unpaid or unperformed.

     7.10 The Seller agrees to pay any tax, assessment, penalty or other charge or liens upon or with regard to all transactions under this Agreement, all Assignments, all Paper and the Equipment, existing at any time, whether before or after the execution and delivery of this Agreement or any Assignment, and to furnish proof thereof satisfactory to UJB, within thirty (30) days after such payment is due; if UJB shall so elect, it may pay such taxes, assessments, penalties, charges, encumbrances or liens and add the amount of such payments to the Seller's Obligations, which amount so paid shall be paid by Seller on demand. Seller hereby indemnifies and holds UJB harmless from and against all such taxes, assessments and penalties paid (including interest) by, charged to or asserted against UJB. Notwithstanding the foregoing, Seller shall not be liable for and does not indemnity UJB for any penalties or interest resulting from UJB's gross negligence or willful misconduct

     7.11 (a) Seller shall, within ninety (90) days after the end of each fiscal year, furnish to UJB its balance sheet as at the end of such year, and its income and surplus statement and statement of cash flows for such fiscal year, all in reasonable detail, all prepared in accordance with generally accepted accounting principles consistently applied on a consolidated basis with its subsidiaries and affiliates, and all audited by independent certified public accountants of recognized standing selected by Seller and satisfactory to UJB, and in addition to such statements, any supplementary information to the financial reports as UJB shall reasonably require.

          (b) Seller shall also deliver to UJB, within forty-five (45) days after the end of each quarter-annual fiscal period of the Seller, except the fourth quarter, its balance sheet as at the end of such period, its cumulative income and surplus statement and its statement of cash flows for the period beginning on the first day of such fiscal year and ending on the date of such balance sheet, all in reasonable detail, all prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief financial officer of the Seller and in addition to such statements any supplementary information to the financial reports as UJB shall reasonably require.

          (c) As soon as practical after the end of each month, and in any event within ten (10) days after the end of such month, Seller shall cause to be furnished to UJB a monthly detailed trial balance of the Paper purchased by UJB hereunder, as of the close of the preceding month, together with a reconciliation report showing collections, payments, adjustments and delinquencies relating to said Paper, in form and substance acceptable to UJB. All such statements shall be certified as correct by the chief financial officer of Seller.

     7.12 Seller agrees to promptly pay all finders' fees, brokerage fees, commissions or similar fees payable to any person or entity in connection with the transactions described in this Agreement, if any. Seller agrees to indemnify and hold harmless UJB from and against any claim of any broker, finder or other person, together with any attorneys' fees incurred by UJB in respect thereto, arising out of the transactions contemplated by this Agreement. Seller and UJB acknowledge that they are not, as of the date of this Agreement, aware of any such fees due to any person or entity. This obligation shall survive the expiration or termination of this Agreement.

     7.13 From and after the occurrence or continuation of an Event of Default, or as otherwise provided under Section 9 hereof, and if requested by UJB, Seller shall direct all Debtors, Guarantors or Pledgors to remit all payments under each Item of Paper to UJB or to an account designated by UJB. UJB agrees to apply such funds paid to the Seller's Obligations and the Debtor Obligations upon receipt thereof by UJB. Seller shall not modify, accept any payment from any Debtor under, or make any payment on behalf of or to any Debtor for the purpose or with the result, whether or not intended, of cancelling or preventing an Event of Default under any Item of Paper (except as otherwise provided herein), and Seller agrees that if any such payment is received by it, such payment shall be held in trust for the sole benefit of UJB and shall promptly be remitted by Seller to UJB.

     7.14 The form of the Paper which now exists or shall be used by Seller and entered into in the future during the term of this Agreement and offered for sale to UJB hereunder, shall be in substantially the same form as the Paper reviewed and approved by UJB prior to the execution of this Agreement. The Seller shall not modify, amend or otherwise alter any of the terms of the Paper or any other document or writing thereto without UJB's prior written consent, or waive any of Seller's rights, if such modification might result in any diminution or adverse effect upon the Collateral or the conduct of the business of Seller or otherwise impair the enforceability of the Paper and the rights of UJB with respect to the Paper or the Equipment. If any forms of Paper or any other related documents are furnished to Seller by UJB, Seller shall use such forms only in conjunction with transactions that Seller sells to UJB hereunder. Seller shall not disclose, distribute or otherwise disseminate any such form to any third party (other than the Debtor) or claim a proprietary interest in any such form or any other document delivered by UJB to Seller. Seller's use of any such forms shall not constitute a defense against or waiver of Seller's breach of any representation, warranty or covenant in this Agreement or in any Assignment. UJB's knowledge of any breach by Seller in any representation, warranty or covenant contained in this Agreement or in any Assignment, or UJB's failure to disclose its knowledge of such breach to Seller, at the time of the purchase of any Item of Paper, or at any time thereafter, shall neither impair UJB's ability to fully enforce, nor constitute a defense against or waiver of, any of Seller's Obligations, unless UJB shall have executed an express written waiver of such breach.


                                     VIII

                              NEGATIVE COVENANTS
                              ------------------

     Seller hereby covenants and agrees that so long as Seller's Obligations or any Debtor Obligations with respect to any Item of Paper remain unpaid or unperformed, it will not:

     8.1 Incur, create or permit to exist any assignment, pledge, hypothecation, security interest, lien or other encumbrance on any of the Paper, the Equipment or any of the other Collateral, except: (a) liens for taxes not delinquent; and (b) those liens in favor of UJB;

     8.2  Change Seller's present management (consisting of Paul Gass and John
P. Colton) without the prior written consent of UJB, which consent shall not be unreasonably withheld or delayed;

     8.3 Assign this Agreement or any rights hereunder or with respect to any of the other Sale Documents to any person or entity;

     8.4 Grant extensions of time for the payment or compromise for less than the full face value or release in whole or in part any person liable for the payment of, allow any credit whatsoever, except for the amount of cash to be paid upon any Collateral or any instrument or document representing the Collateral, without the prior written consent of UJB, which consent shall not be unreasonably withheld or delayed, provided, however, if the Seller does not obtain UJB's prior written consent thereto, the Seller shall give UJB written notification of any such extension, compromise or release within five (5) days thereafter and if UJB does not consent, in writing, to such extension, compromise or release, Seller shall immediately, upon UJB's demand, replace said affected Item of Paper with acceptable Replacement Paper;

     8.5 Discontinue or change or dispose of all or a substantial part of, its business or assets; and

     8.6 Move or knowingly permit the removal of the Equipment from the address(es) specified in the Paper, without the prior written consent of UJB, which consent shall not be unreasonably withheld or delayed.


                                      IX

                         SERVICING, POWER OF ATTORNEY
                         ----------------------------

     9.1 So long as no Event of Default shall have occurred, Seller shall, at its cost and expense, enter into and maintain, for so long as the Seller's Obligations and/or the Debtor Obligations remain unpaid and unperformed, a Servicing Agreement with a servicing entity selected by Seller and approved by UJB ("Servicing Agent") for the Paper purchased by UJB hereunder. The Servicing Agent shall be responsible for all billing, collecting and servicing with respect to the Paper. Seller shall be permitted to replace a Servicing Agent with a substitute Servicing Agent who shall assume the duties and responsibilities of the Servicing Agent being replaced, provided UJB receives prior written notice of any such requested substitution and approves of the replacement Servicing Agreement and the replacement Servicing Agent, in writing, which approval shall not be unreasonably withheld or delayed. The Servicing Agent shall acknowledge, and the Servicing Agreement shall expressly provide, that upon an Event of Default, if so requested by UJB, the Servicing Agent shall continue to service Paper on the same terms and conditions as set forth in the Servicing Agreement entered into with Seller or pursuant to the terms of a new Servicing Agreement to be entered into with UJB, which terms shall be substantially similar to the terms of the Servicing Agreement then existing between the Servicing Agent and the Seller. UJB shall be deemed to be a third-party beneficiary of the Servicing Agreement with respect to the Paper purchased hereunder.

     9.2 In performing its duties under this Section IX, the Servicing Agent shall be an independent contractor of the Seller and shall not be an agent of UJB. Neither the Servicing Agreement, nor this Agreement shall be construed to create a partnership or joint venture between the parties.

     9.3 Until termination of the servicing under the Servicing Agreement, Seller shall cause the Servicing Agent to allow representatives of UJB access, at the Servicing Agent's premises during normal business hours and on reasonable advance notice, to the records of the Servicing Agent or the Seller relating to the Paper and shall, upon reasonable advance notice, make available to UJB's representatives at the Servicing Agent's premises, employees of the Servicing Agent who are familiar with the Paper and the servicing procedures relating thereto.

     9.4 Neither the Servicing Agent or the Seller shall amend or modify any material term of any Paper without the prior written consent of UJB.

     9.5 The Servicing Agent shall keep and maintain complete and accurate records of all funds collected and paid during the servicing hereunder relating to the Paper, and shall remit funds on demand to UJB as herein provided.

     9.6 All funds collected by the Servicing Agent in respect of the Paper and Equipment shall be remitted to Seller, except as otherwise provided in Section
2.7 above.

     9.7 Within ten days of the end of each calendar month, the Servicing Agent or Seller shall deliver to UJB a receivable's aging report in form and substance satisfactory to UJB with respect to collections during the immediately preceding month together with such other servicing reports reasonably requested by UJB. UJB shall have no obligation to pay or cause to be paid to Seller or reimburse Seller with respect to any costs or expenses incurred by Seller or the Servicing Agent in connection with the servicing contemplated hereunder.

     9.8 Seller shall and hereby does indemnify, defend and hold UJB harmless from and against any and all losses, damages, costs, expenses, including, but not limited to reasonable attorney's fees, or other liabilities arising out of or resulting from the failure of the Seller or the Servicing Agent to service the Paper in accordance with this Section IX.

     9.9 In the event UJB is dissatisfied for any reason, in its sole and absolute discretion, with the then existing Servicing Agent (which determination shall be made in the exercise of UJB's good faith and reasonable judgment), and UJB shall have furnished thirty (30) days prior written notice to Seller of UJB's dissatisfaction with the Servicing Agent (or one day's notice if any Event of Default shall have occurred or be continuing), UJB shall have the right to require

Seller to terminate the existing Servicing Agreement and to enter into a substitute Servicing Agreement with another Servicing Agent acceptable to UJB or to assume the obligations of servicing the Paper itself. In the event of any such termination, Seller agrees to cooperate with UJB and the substitute Servicing Agent in order to ensure an orderly transfer of the servicing to UJB or a substitute Servicing Agent.

     9.10 Should UJB elect to assume the servicing functions regarding the Paper as herein provided, effective upon the date of termination of the servicing pursuant to the Servicing Agreement, UJB shall have the sole and exclusive right to collect and enforce payment of all Debtor Obligations with respect to, and enforce all of the rights and remedies provided for in each Item of Paper.

     9.11 Seller hereby constitutes and appoints UJB, its officers, employees and any other designees, as Seller's attorney-in-fact, with full power of substitution, to exercise in a lawful manner at any time, whether prior to or after an Event of Default, any or all of the following powers which, being coupled with an interest, shall be irrevocable until the Seller's obligations and the Debtor obligations with respect to each Item of Paper have been paid in full: (a) to demand, collect, receive, receipt, endorse, assign, deliver, accept and give acquaintances for and deposit in the name of UJB or Seller, any and all monies, checks, remittances and other instruments and documents relating to each Item of Paper and the Equipment; (b) notify the Debtor under each Item of Paper of the assignment of the respective Paper and UJB's interest therein including its security interest in the Equipment; (c) to notify each Debtor to make payments under each Item of Paper directly to UJB; (d) to take or bring in the name of UJB or Seller, all steps, actions, suits or proceedings, or to file any claim or to make any settlement, compromise or discharge, or to extend the times of any payments, release any party or substitute another as Debtor, deemed by UJB necessary or desirable to enforce its rights in any Item of Paper, or to effect collection of the Seller's Obligations and/or Debtor Obligations or to protect, preserve, maintain or enforce UJB's security interest in the Collateral; (e) to maintain, repair, protect or preserve the Equipment and its interest in the Collateral, including without limitation, the payment of debts of the Seller or the Debtor which might, in UJB's sole and absolute discretion, impair the Collateral or UJB's security interest therein; (f) to purchase insurance on the Collateral and pay taxes or assessments thereon, and the sums so expended by UJB shall be secured by the Collateral, shall be added to the amount of Seller's Obligations and/or the Debtor Obligations, as the case may be, and shall be payable on demand with interest at the rate of 18% per annum from the date expended by UJB until repaid by the Seller or the Debtor; (g) to execute and file in Seller's name and on its behalf any Financing Statements, assignments, continuations or amendments thereto with respect to UJB's interest in any Paper and security interest in the Collateral, at the cost and expense of the Seller; and (h) to do any and all things necessary or proper to carry out the intent of this Agreement and to perfect the lien and rights of UJB created under this Agreement.

     9.12 From and after an Event of Default, at UJB's sole discretion, UJB shall be authorized to ( and Seller shall upon request of UJB) notify postal authorities to deliver all mail, correspondence, or parcels addressed to Seller relating to the Paper and the Collateral to UJB at such address as UJB may direct and in connection therewith, to receive, open and dispose of all mail addressed to Seller relating to the Paper and the Collateral and to take therefrom any proceeds of the Paper or the Collateral assigned or pledged to UJB and to notify post office authorities to change the address for delivery of such mail addressed to Seller to such address as UJB shall designate.

     9.13 UJB shall not be obligated to do any of the acts or exercise any of the powers hereinabove authorized, but if UJB elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of such power, and it shall not be liable or responsible to Seller for any acts or omissions nor for any error in judgment or mistake of law or fact, unless caused by the gross negligence or willful misconduct of UJB.


                                       X

                               EVENTS OF DEFAULT
                               -----------------

     The occurrence of any of the following shall constitute an Event of Default ("Event of Default"):

     10.1. Seller's failure to keep, observe, perform and/or carry out in every particular any of its obligations, covenants, terms or provisions contained in any Item of Paper, this Agreement or any of the other Sale Documents, provided, however, with regard to non-monetary defaults which are capable of being cured by Seller, no Event of Default shall be deemed to occur until such failure shall have remained uncured for a period of ten (10) days after notice thereof to Seller by UJB;

     10.2 Seller's consent to the application for an appointment of a receiver or trustee for it or for substantially all of its property, its sufferance of any such appointment made without its consent to any proceedings against it under any law relating to bankruptcy, insolvency, or the reorganization or relief of Debtors, which shall have continued unstayed and in effect for a period of sixty (60) consecutive days;

     10.3 Seller's admission in writing of its inability to pay its debts as they mature, or commission of any act of bankruptcy; Seller's making of an assignment for the benefit of creditors, or the filing of a voluntary petition in bankruptcy by the Seller or the application for a receiver by the Seller;

     10.4 The entry of one or more judgments, which in the aggregate exceed the sum of $25,000.00 or any execution or attachment order against or affecting the Seller which have not been vacated or dismissed within thirty (30) days after entry and, in the reasonable opinion of UJB, adversely and materially affects the credit standing of the Seller;

     10.5. Any statement, representation or warranty by the Seller contained in this agreement, any Assignment in respect of any Item of Paper, the other Sale Documents, the financial statements, applications submitted for credit or any other agreement for the payment of money with UJB proving to be incorrect or misleading in any material respect, or a breach in any of the terms or conditions of this Agreement, the other Sale Documents or any other agreement with UJB at any time when Seller is obligated to UJB hereunder;

     10.6 Any material and adverse change in the condition or affairs, financial or otherwise, of the Seller, which in the reasonable opinion of UJB impairs UJB security or increases its risk so as to jeopardize the repayment or performance of the Seller's Obligations under this Agreement or any of the other Sale Documents;

     10.7. The failure of the Seller to provide financial statements to UJB when required or requested to do so, together with such financial information as may reasonably be requested by UJB;

     10.8. Any change in the present management of the Seller (consisting of Paul Gass and John P. Colton) without the prior written consent of UJB, which consent shall not be unreasonably withheld or delayed;

     10.9.  Any suspension of the Seller's transaction of its usual business; or

     10.10  Liquidation or dissolution of the Seller.


                                      XI

                              REPURCHASE OF PAPER
                              -------------------

     11.1 Upon the occurrence or continuation of an Event of Default, and which Event of Default shall remain uncured for a period of ten (10) days after notice thereof by UJB to Seller, Seller agrees to, immediately upon UJB's demand, repurchase any one or more Items of Paper or all of the Paper purchased by UJB hereunder (whether delinquent or not) for an amount equal to the sum of:
(a) the then unpaid balance of rental payments due and to become due under each Item of Paper to which such repurchase demand has been made, each discounted using the Rule of 78s rebate method; (b) all reasonable costs and expenses incurred by UJB relating to each such Item of Paper and the Equipment covered thereby (including without limitation) the costs and expenses for the maintenance, repair, protection and preservation of the Equipment and all reasonable attorneys' fees and expenses in connection with defending or enforcing UJB's rights and remedies under this Agreement, under such Paper and the Equipment, or otherwise; (c) all advance rentals and other fees paid to Seller with respect to each Item of Paper; and (d) interest at the rate of 18% per annum on the amount determined under Section 11.1 (a), (b) and (c) above, from the date of demand until the date paid in full, or at the highest rate of interest permitted by applicable law, whichever is less (such sum hereinafter being referred to collectively as the "Repurchase Price"). Notwithstanding anything contained herein to the contrary if an Event of Default shall occur or be continuing, and said Event of Default specifically relates to an Item of Paper or Items of Paper, Seller shall not be required to repurchase all of the Paper purchased by

UJB hereunder, but only that Item of Paper of those Items of Paper to which such Event of Default relates.

     11.2. If any default or breach under any Item of Paper, for any reason whatsoever, shall occur and continue unremedied for a period of sixty (60) days ("Defaulted Paper"), then with respect to such Defaulted Paper, Seller shall, immediately upon UJB's request, and at UJB's sole discretion, promptly (and in no event later than thirty (30) days after written demand from UJB) either: (a) replace the Defaulted Paper with an acceptable substitute or replacement Item of Paper ("Replacement Paper") by assigning to UJB such Replacement Paper in accordance with the terms of this Agreement in exchange for such Defaulted Paper; or (b) repurchase the Defaulted Paper for the Repurchase Price. The determination of what constitutes acceptable Replacement Paper shall be determined in UJB's sole and absolute discretion.

     11.3 If, with the consent of UJB, a Debtor exercises an option to repay his obligations under an Item of Paper or to purchase the Equipment for an amount that is less than the Repurchase Price for such Paper at the time of exercise of such option, Seller agrees to either: (a) pay UJB on demand the difference between such amount paid and the Repurchase Price for such Paper; or
(b) furnish to UJB acceptable Replacement Paper, at UJB's option.

     11.4 Upon payment to UJB of the Repurchase Price with respect to an Item of Paper in accordance with Sections 11.1 and 11.2 above, and provided no Event of Default has occurred or is continuing hereunder, UJB shall terminate its interests in said Item of Paper and its security interest in the related Collateral, and shall assign to Seller all of UJB's rights, title and interest in and to that particular Item of Paper, without recourse and without any representations or warranties, express or implied, at Seller's cost and expense.

     11.5 In the event that, upon payment of all amounts to be paid to UJB under an Item of Paper, UJB is unable to locate the Seller (for the purpose of re-assigning the Paper to Seller) by sending a notice to Seller at its address for notices set forth in this Agreement, Seller hereby irrevocably authorizes and appoints UJB (in Seller's name or UJB's name or both, as UJB shall in its sole discretion determine) Seller's true and lawful attorney-in-fact to deliver to the Debtor under such Paper: (a) a bill of sale for the Equipment covered by such Paper, whether or not such Debtor has an option to purchase the Equipment and for such consideration (or for no consideration) and on such other terms as UJB shall in UJB's discretion determine (any consideration received to be retained by UJB), and (b) a UCC termination statement terminating the filing of any Financing Statements filed by Seller with respect to the Equipment. The foregoing powers are coupled with an interest and shall not be affected by Seller's dissolution, reorganization or any merger and shall survive the termination of this Agreement.

     11.6 No delay on the part of UJB in exercising any rights hereunder or under any Item of Paper, nor in taking any action to collect or enforce payment of any Item of Paper or with respect to its right to realize on any related item of Equipment, shall operate as a waiver of any such rights or in any manner prejudice UJB's rights against Seller hereunder. UJB shall be under no duty to notify Seller of any default by any Debtor under the terms and conditions of the Paper, except as herein set forth.

     11.7 UJB may, without prejudice to any claim against Seller hereunder, at any time, or from time to time, in UJB's sole discretion and without notice to
Seller: (a) extend or change the time for payment, and the manner, place or terms of payment of any Item of Paper; (b) exchange, release or surrender all or any collateral security which UJB may at any time hold in connection with any Item of Paper; (c) sell any Equipment held by UJB at public or private sale and/or purchase said Equipment at such sale; and (d) settle or compromise with any Debtor, any Guarantor or any Pledgor or subordinate to the payment of any such Paper of any Debtor, any Guarantor or any Pledgor, to the payment of any other debt which may be owing to UJB. Notwithstanding anything contained herein to the contrary, UJB shall not take any of the actions noted in this Section
11.7 with respect to any Item of Paper unless the Debtor is in default thereunder and said Item of Paper has not been replaced pursuant to Section 11.2 above or if an Event of Default has occurred or is continuing.

     11.8 Until repurchased by Seller, UJB may continue to collect all sums due under the Paper. UJB shall at all times have the right to realize upon any collateral security relating to any Defaulted Paper and Seller's obligation to repurchase any such Defaulted Paper shall survive any such sale of the Collateral, if any.

     11.9 In the event that any claim, counterclaim, crossclaim or defense is asserted by any Debtor, any Guarantor or Pledgor, or any other person or entity claiming by or through said Debtor, Guarantor or Pledgor, whether in a judicial proceeding, bankruptcy or by notice to UJB, the Servicing Agent or the Seller of nonpayment of an Item of Paper as a result of such claim or defense, alleging breach of warranty, breach of contract, violation of any federal, state or local statute, rule or regulation, or any other claim, counterclaim, crossclaim or defense relating to any Item of Paper or the Equipment, or otherwise, Seller agrees to repurchase any such Item of Paper so affected for the Repurchase Price within fifteen (15) days of written demand from UJB. Seller shall continue to defend and indemnify UJB against any and all loss, cost, damage, liability, injury or expense, including without limitation, reasonable attorneys' fees, by reason of any such claim, counterclaim, crossclaim or defense.


                                      XII

                                INDEMNIFICATION
                                ---------------

     12.1 Seller hereby indemnifies and holds UJB harmless from and against any claim, suit, action, proceeding (formal or informal), investigation, judgment, loss, damage, liability, expense, including without limitation, attorney's fees and other legal expenses as and when incurred by UJB arising out of or based upon: (a) breach by Seller of any representation, warranty, covenant or other agreement contained in this Agreement, in any Assignment or any of the other Sale Documents (including without limitation) any failure to pay any sales, use or similar tax with respect to any Item of Paper or the equipment covered thereby; (b) any loss or damage to property, person, services or equipment resulting from or in connection with the use of any Equipment; and (c) any default by Seller under any Item of Paper or in the performance of any of its obligations thereunder or hereunder.

     12.2 If Seller fails to perform hereunder or under any Assignment or Item of Paper or any other Loan Document, then, in addition to any other rights UJB may have, UJB may, in its sole and absolute discretion, (but need not) perform thereunder on Seller's behalf, and in that event, Seller shall pay UJB, on demand, all costs and expenses incurred by UJB with interest at the rate of 18% per annum or the highest rate permissible under applicable law, whichever is less.


                                     XIII

              REMEDIES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT
              ---------------------------------------------------

     13.1 In addition to Seller's obligation to repurchase the Paper more particularly set forth in Section XI above, upon the occurrence or continuation of any Event of Default, or should Seller fail to pay the Repurchase Price within thirty (30) days after written request therefor as required pursuant to
Section 11.2 above, UJB shall have the following additional rights and remedies (to the extent permitted by law) which, shall be in addition to all of the rights and remedies of a secured party under the UCC in the applicable jurisdiction and other applicable law, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

            (a) to declare all of Seller's Obligations to be immediately due and payable, to prosecute any action, suit or proceeding to enforce any or all of the rights of UJB pursuant to the provisions of this Agreement or the other Sale Documents, or the specific performance of any covenant or other provision contained herein or any other document or instrument delivered in connection with or pursuant to the provisions of this Agreement, or to enforce payment of such Repurchase Price;

            (b) with or without judicial process or the aid and assistance of others, to enter upon any premises under the control of Seller in which the Equipment covered by an Item of Paper may be located, and, without resistance or interference by Seller, take possession of the Equipment, and/or dispose of any of the Equipment on the premises, and/or require Seller to assemble or make available to UJB at the expense of Seller, any of the Equipment at any place and time designated by UJB which is reasonably convenient to both parties, and/or sell or resell or lease, assign or deliver, grant options for or otherwise dispose of any of the Equipment in its then condition or following any commercially reasonable preparation or processing, at one or more public or private sales, upon at least ten (10) days notice to Seller (which notice Seller acknowledges is reasonable), upon any commercially reasonable terms at the place(s) and time(s) and to the person(s) as UJB deems best; UJB may buy any of the Equipment at any public sale and, if any of the Equipment is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, UJB may buy the Equipment at private sale, free of any equity or interest of Seller, which Seller hereby waives.

Notwithstanding anything contained herein to the contrary, UJB shall have no obligation to take possession of all or any of the Equipment;

            (c) UJB may apply the cash proceeds actually received from any sale or any disposition of the Equipment related to any Item of Paper to the expenses of retaking, holding, storing, preparing for sale, selling, leasing and the like, to attorneys' fees and all legal, travel and other expenses which may be incurred by UJB in attempting to collect such Repurchase Price or enforce this Agreement or to realize upon any Collateral, or in the prosecution or defense of any action or proceeding related to this Agreement and any of the other Sale Documents and then to such Repurchase Price and Seller shall remain liable for and will pay UJB on demand any deficiency; and

            (d) Seller acknowledges that its right to have the Equipment returned to it pursuant to an Item of Paper and/or any claim or interest in an Item of Paper and/or the Equipment or the residual value thereof shall be automatically terminated and of no further force and effect in the event that UJB exercises its rights and remedies as against said Item of Paper and/or the Equipment as herein or therein provided, to the extent of the Repurchase Price thereof.

     13.2 In the event the Debtor under an Item of Paper fails to pay any of the Debtor Obligations in respect to the Paper when due and payable pursuant to the provisions of the Paper, or any other default shall occur under an Item of Paper, UJB shall have (in addition to all of its rights and remedies against the Debtor) all of its rights and remedies of a secured party pursuant to the UCC and any other applicable law in respect of the Equipment, whether the security interest in such Equipment is created pursuant to the provisions of this Agreement or the Paper, and the provisions of Sections 13.1 (b), (c) and (d) hereof shall also apply to the exercise of its rights and remedies, except that the enforcement of such provisions, as against the Debtor, shall be at the expense of Debtor.

     13.3 Upon the occurrence of any Event of Default, UJB may also, with or without proceeding with such sale or foreclosure of any Collateral or demanding payment of the Seller's Obligations, without notice terminate further performance under this Agreement or any of the other Sale Documents or exercise all rights granted in any other agreement or agreements between UJB and Seller without further liability or obligation by UJB. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of Seller in respect to transactions had prior to such termination, nor affect any of the liens, security interests, rights, powers and remedies of UJB, but they shall, in all events, continue until all Seller's Obligations are satisfied. Without in anyway limiting the generality of the foregoing rights, at UJB's sole and absolute discretion, UJB shall have no further obligation under the terms of the Term Sheet and/or this Agreement, or otherwise, to purchase any new or additional Paper from Seller, nor to purchase any Paper that UJB may have previously offered to purchase, anything contained herein to the contrary notwithstanding. Should UJB exercise the rights contained herein, UJB shall not, in any manner, be liable to Seller for any failure to purchase or continue to purchase an Item of Paper.

     13.4 UJB shall have the right to exercise any rights or take any of the remedies otherwise available to it under the Sale Documents or as a matter of law or equity.

     13.5 Immediately, and without notice or other action, UJB shall have the right to set-off any money owed by UJB in any capacity to the Seller against any of the Seller's liability to UJB, whether due or not, and UJB shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto.

     13.6 No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to UJB at law or in equity. No express or implied waiver by UJB of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. The failure or delay of UJB in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by UJB shall not exhaust the same or constitute a waiver of any other right provided herein. The Events of Default and remedies thereon are not restrictive of and shall be in addition to any and all other rights and remedies of UJB provided for by this Agreement, the other Sale Documents and applicable law.

     13.7 SELLER HEREBY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE OTHER SALE DOCUMENTS OR OTHER AGREEMENTS OR INSTRUMENTS BETWEEN SELLER AND UJB. _________

     13.8 UJB shall be under no obligation whatsoever to proceed first against any Item of Paper or the Collateral before proceeding against any other Item of Paper or any other Collateral. It is expressly understood and agreed that all of the Collateral stands as equal security for all of Seller's Obligations, and that UJB shall have the right to proceed against any or all of the Collateral in any order, or simultaneously, as in its sole and absolute discretion it shall determine. It is further understood and agreed that UJB shall have the right, in its sole and absolute discretion, to sell any or all of the Collateral in any order or simultaneously.


                                      XIV

                               ULTIMATE NET LOSS
                               -----------------

     14.1 Provided no Event of Default shall have occurred or be continuing, Seller's obligation to repurchase any Paper pursuant to Section 11.2 above shall not exceed 10% of the aggregate Purchase Price paid by UJB to Seller hereunder for all Paper purchased by UJB remaining on UJB's portfolio (the "Ultimate Net Loss"). The Ultimate Net Loss shall increase as and when UJB purchases Items of Paper or accepts Replacement Paper hereunder. The Ultimate Net Loss shall decrease only as, when and if an Item of Paper is repurchased by Seller pursuant to Section 11.2 above; the amount of any such decrease in the Ultimate Net Loss shall be equal to the Purchase Price of that particular Item of Paper so repurchased.

     14.2 The Ultimate Net Loss, as used in this Agreement, shall only apply to Paper repurchased pursuant to Section 11.2 hereof, and shall expressly exclude: (a) Paper repurchased pursuant to Sections 11.1 and 11.3 above; (b) Paper for which Replacement Paper has been accepted in substitution of Defaulted Paper pursuant to Section 11.2 above, (c) Paper which Seller shall have purchased from UJB without prior request or demand by UJB for such repurchase;
(d) Paper which Seller shall have failed to repurchase in accordance with Sections 11.1 and 11.2 hereof; (e) Paper relating to Unperfected Equipment if the failure to file Financing Statements is the proximate cause of the loss; and
(f) Paper relating to Uninsured Equipment if the failure to obtain and maintain insurance coverage with respect to that item of Equipment is the proximate cause of the loss.

     14.3 For purposes of this Agreement, the amount to be charged against the Ultimate Net Loss for each affected Item of Paper ("Charge(s)") shall be the Repurchase Price thereof plus the reasonable out-of-pocket expenses including, without limitation, refurbishing costs and costs of transportation incurred by Seller in connection with any recoveries or repossessions and/or the liquidation by it of such Paper and Equipment covered thereby, minus the total amount realized by Seller from all sources upon the collection and/or liquidation of such Paper and the Equipment relating thereto, including, without limitation, any resale or release of the Equipment as to which Seller or any affiliate of Seller had acquired title in default proceedings under the Paper or in satisfaction of the Debtor Obligations hereunder and/or recoveries from any party liable on such Paper and from the sale, lease or other disposition of the Equipment under such Paper.

     14.4 In the event the Seller shall have paid the Repurchase Price to UJB pursuant to Section 11.2 above, and at that time Seller shall not have liquidated the Equipment and/or recovered any sums due from the Debtor, any Guarantor or Pledgor in regard to an Item of Paper pursuant to Section 14.3 above, but thereafter recovers all or a portion of the Charge from any parties liable on the Paper or as a result of a liquidation or disposition of the Equipment, the amount so recovered shall reduce the amount of any previous Charge(s), as though no loss had been incurred by Seller to that extent.

     14.5 Seller agrees to diligently pursue its rights and remedies with respect to the Paper and the Equipment and to take all necessary and appropriate action to recover the Charge from all parties liable on the Paper repurchased by it pursuant to Section 11.2 of this Agreement and from the Equipment covered thereby. Without limiting the foregoing, the Seller will refurbish the Equipment, as necessary, sell or lease the same on a priority basis vis-a-vis other equipment in its possession or under its control, and use its best efforts to obtain the highest price possible.

     14.6 Seller shall keep separate records with respect to Paper purchased by UJB, which shall include all amounts realized by Seller from the recovery of sums due under the Paper so repurchased and/or from the liquidation or disposition of the Equipment and all costs and expenses incurred in connection therewith. Upon request, Seller shall furnish a written report to

UJB, within thirty (30) days of any such request, showing the amount of out-of-pocket expenses incurred in connection with any recoveries made by Seller in connection with the collection and/or liquidation of such Paper and the amounts realized by Seller from all sources upon the collection and/or liquidation of such Paper and/or the Equipment. UJB shall have the right, upon prior written notice, to audit and make copies of the records of Seller with respect to such out-of-pocket expenses incurred, recoveries made and amounts realized in respect of such Paper and the Equipment.

     14.7 At each anniversary date of this Agreement, so long as Seller's Obligations and/or Debtor Obligations remain outstanding, the Charges made against the Ultimate Net Loss for the prior twelve (12) month period shall be reduced to zero (0) and Seller shall continue to fulfill its obligations under
Section XI hereof with respect to all Paper purchased hereunder, as though no Charges were previously made against the Ultimate Net Loss. In the event that the Charges during a particular twelve (12) month period equal the Ultimate Net Loss, which is subject to change as herein provided, and provided no Event of Default has occurred or is continuing, Seller shall not be required to make any payment to UJB with respect to the Paper purchased hereunder pursuant to Section
11.2 above for the balance of that twelve (12) month period, except as otherwise provided herein.

     14.8 If and when the Charges shall equal or exceed (50%) percent of the Ultimate Net Loss during any twelve (12) month period, so long as there remain Debtor Obligations unpaid or unperformed, Seller shall not thereafter, without the prior written consent of UJB, which consent shall not be unreasonably withheld or delayed:

            (a) Sell or lease any Equipment covered by Paper repurchased by Seller for a price less than the Repurchase Price of such Item of Paper; or

            (b) Compromise or settle the amount owing on any repurchased Paper for an amount less than the Repurchase Price of such Paper.

If UJB fails to so consent within five business (5) days after its receipt of a written request from Seller to:

            (a) the sale of Equipment covered by such Paper at an offered price less than the amount of the applicable Repurchase Price; or

            (b) accept an offer from the Debtor under such Paper to pay, in compromise or settlement, an amount less than such Repurchase Price (each such offer being herein referred to as a "Close Out Offer"), and Seller ultimately recovers less than the Close Out Offer with respect to any such Item of Paper and/or from the Equipment, the difference between the amount of the Close Out Offer and the amount actually recovered, shall thereafter be added to the aggregate of the Charges upon receipt of satisfactory documentation evidencing the amount actually recovered relating to said Item of Paper or the Equipment.

                                      XV

                                 MISCELLANEOUS
                                 -------------

     15.1 UJB shall be entitled to its reasonable expenses incurred in the enforcement or liquidation of any Seller's Obligations due hereunder, or for the enforcement of payment of the Seller's Obligations, and those expenses shall, without limitation, include reasonable attorneys' fees plus other legal costs and expenses incurred. Seller agrees to pay all costs and expenses of UJB in connection with the preparation, execution, delivery, and administration of this Agreement, the other Sale Documents and other instruments and documents to be executed contemporaneously herewith, including reasonable attorney's fees and out-of-pocket expenses of counsel for UJB.

     15.2 The Seller agrees that no delay on the part of UJB in exercising any power or right hereunder shall operate as a waiver or relinquishment of any such power or right, nor preclude any further exercise thereof, or the exercise of any other power or right. UJB shall not by any act or omission be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by UJB, and then only to the extent set forth therein. A waiver as to any one event shall in no way be construed as continuing or as preventing the exercise of such rights or remedies by subsequent event.

     15.3 Seller waives presentment, dishonor and notice of dishonor, protest and notice of protest of any commercial papers at any time held by UJB on which the Seller is in any way liable.

     15.4 The provisions of this Agreement shall be in addition to those of the other Sale Documents or other writings held by UJB relating to the Seller's Obligations and the Debtor Obligations, all of which shall be construed as one instrument. To the extent there is any conflict between the provisions of this Agreement and any other Sale Documents, the terms of the agreement which affords the greater protection to UJB shall control.

     15.5 Seller consents to any extension, postponement of time of payment, indulgence or to any substitution, exchange or release of Collateral and to any addition to or release of, any party or persons primarily or secondarily liable, or acceptance of partial payments of any Paper or other Collateral in the settlement, compromising or adjustment thereof, provided, however, UJB shall not compromise the amount due with respect to any Item of Paper unless Debtor is in default thereunder and said Item of Paper has not been replaced pursuant to
Section 11.2 above or there has occurred or is continuing an Event of Default hereunder.

     15.6 All representations and warranties made herein or in any certificate or instrument contemplated hereby shall survive any independent investigation made by UJB in the execution and delivery of this Agreement, in said certificates or instruments and shall continue so long as any Seller's Obligations and Debtor's Obligations are outstanding and unsatisfied, applicable statutes of limitation to the contrary, notwithstanding.

     15.7 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

     15.8 The rights and remedies herein expressed to be vested in or conferred upon UJB shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred by any applicable law.

     15.9 Nothing herein contained shall impose upon UJB any obligation to enforce any terms, covenants or conditions contained herein. Failure of UJB, in any one or more instances, to insist upon strict performance by the Seller or any Debtor of any terms, covenants or conditions of this Agreement and/or the other Sale Documents or any Item of Paper, shall not be deemed to be a waiver or relinquishment of any such terms, covenants and conditions.

     15.10 This Agreement and all rights hereunder may be assigned or otherwise transferred by UJB to anyone of its choosing.

     15.11 This Agreement, the other Sale Documents and the rights of the parties shall be governed by and construed under the laws of the State of New Jersey, without regard to principles of conflict or choices of law.

     15.12 This Agreement may not be modified, amended, altered or changed orally or by course of dealing between Seller and UJB, but only by an agreement in writing duly executed on behalf of the party to whom enforcement of any such waiver, change, modification or discharge is sought.

     15.13 If any term or provision of this Agreement or the application thereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions other than that which is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     15.14 This Agreement shall be strictly for the benefit of the Seller and shall not inure to the benefit of, nor be intended or construed to give any third parties any legal or equitable right, remedy or claim under or through the Seller, the relationship between UJB and the Seller being strictly a contractual one evidencing a creditor-debtor relationship. Seller and UJB hereby expressly disclaim the existence of any partnership, joint venture, employment or other agency relationship between them by virtue of this Agreement.

     15.15 Any notices under this Agreement shall be deemed duly given five (5) days after said notice is deposited with the United States Post Office if sent by certified mail, return receipt requested, postage prepaid, addressed to the parties hereto at the respective addresses set forth at the heading of this Agreement, or when actually received if given in any other manner. Any changes in such addresses shall be made by similar notice as herein provided.

     15.16 Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the day and year first above written.


ATTEST:                                 BANKVEST CAPITAL CORP.



_______________________________         By:_____________________________
DOROTHY C. VINE, Secretary/Clerk        PAUL S. GASS, President


WITNESS/ATTEST:                         UJB LEASING CORPORATION


______________________________          By:_____________________________
                                             PETER C. PLATT, President

                                   EXHIBIT A

                            SALE AND ASSIGNMENT OF
                                 CHATTEL PAPER


     For value received, and in accordance with the terms and conditions of that certain Sale of Chattel Paper and Security Agreement dated as of ____________, 199_, (the "Agreement"), by and among UJB Leasing Corporation ("UJB") and BankVest Capital Corp. ("Seller"), Seller hereby sells, assigns and transfers to UJB, all of Seller's right, title and interest in and to the equipment leases, retail installment contracts and other chattel paper identified on Schedule A attached hereto and made a part hereof (the "Paper" or "Item of Paper"), together with all of the Seller's right, title and interest in and to all monies due or to become due to or on behalf of Seller hereunder and all of the purchase options, renewal options, guarantees, security agreements, pledge agreements, and other agreements, letters of credit, recourse agreements, documents and instruments relating to the Paper.

     All agreements, covenants, warranties and representations of Seller as contained in the Agreement are herein reaffirmed and restated and shall apply to each Item of the Paper hereby assigned and identified on Schedule A. All of the terms and conditions contained in the Agreement remain in full force and effect as written and have been and will be complied with by Seller.

     IN WITNESS WHEREOF, Seller has hereunto caused these presents to be signed by its proper authorized representative this _____ day of _______________, 199_.

                                         BANKVEST CAPITAL CORP.



                                         By____________________________
                                                            , President

Signed, sealed and delivered
in the presence or attested by:



_____________________________
                  , Secretary

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

BY FAX

Charles Fiumefreddo, Vice President
UJB Leasing Corporation
25 Salem Street
Hackensack, New Jersey 07602


Dear Mr. Fiumefreddo:

          Please find enclosed herewith a blacklined draft of Section 14 of the Sale of Chattel Paper and Security Agreement, which reflect the changes that we discussed. After you review this material, please contact me.

          I look forward to hearing from you.


                                       Very truly yours,


                                       Michael P. Turner

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